Filed Pursuant to Rule 424(b)(3)
Registration No. 333-174640

Prospectus Supplement No. 2

(to Prospectus dated January 29, 2013)

6,800,000 SHARES

CURRENCYSHARES® CHINESE RENMINBI TRUST

This Prospectus Supplement No. 2 amends and supplements our prospectus dated January 29, 2013 (the “Prospectus”), and should be read in conjunction with, and must be delivered with, the Prospectus and Prospectus Supplement No. 1 dated March 15, 2013.

Under “Creation and Redemption of Shares,” the third sentence in the first full paragraph on page 25 of the Prospectus is hereby deleted and replaced in its entirety with the following: “As of June 3, 2013, Credit Suisse Securities (USA) LLC, Knight Execution & Clearing Services LLC, Nomura Securities International, Inc. and Merrill Lynch Professional Clearing Corp. have each signed a Participant Agreement with the Trustee and the Sponsor and may create and redeem Baskets.”

The Prospectus remains unchanged in all other respects. Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Prospectus.

The date of this Prospectus Supplement is June 3, 2013